UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

First Social Networx Corp.
(Exact name of registrant as specified in its charter)

FL	333-177786	45-3360079
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit No. 304, New East Ocean Centre, No 9 Science Museum Road, T.S.T., Kowloon, Hong Kong
(address of principal executive offices) (zip code)

(852) 2723-8638
(registrant’s telephone number, including area code)

4625 Legacy Court, Sarasota FL 34241
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

On February 27, 2013, Marilyn Stark (the “Stark”), a majority shareholder of First Social Networx Corp. (the “Company”) entered into a Securities Purchase Agreement with (the “Purchase Agreement”) with three accredited investors (the “Purchasers”), pursuant to which Stark sold to the Purchasers her 9,000,000 shares of common stock, par value, $.0001 per share of the Company (the “Majority Interests”).

As a result of the closing of the above transaction, the Purchasers now aggregately own approximately 77.26% of the total outstanding shares of our Common Stock on a fully-diluted basis as of the date of this Report. The Company, after the closing of the Purchase Agreement, intends to change its corporate name to “Moxian Group Holdings, Inc.”

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with Purchase Agreement, on February 27, 2013, Marilyn Stark, our President and sole director of the Board resigned from all of her positions as director and officer of the Company.

Also effective on February 27, 2013, Mr. Liew Kwong Yeow was appointed as the President, Chief Executive Officer and director of the Company, and Mr. Lin Kuan Liang Nicolas was elected as a director of the Board of the Company.

Set forth below is the biographical information about the new executive officer and directors:

Name	Age	Position
Liew Kwong Yeow	58	President, Chief Executive Officer and Director

Lin Kuan Liang Nicolas	25	Director

Mr. Liew Kwong Yeow, age 58, has more than 25 years of experience in several multi-national organizations, such as Matsushita Denki, General Motors, Intel as well as Urmet Telecoms Italy. He held senior positions and mainly responsible for quality, engineering and procurement of related products and services. In 2006, Mr. Liew was instrumental in setting up the first manufacturing plant of Urmet Telecommunications Torino Italy in China and fine-tuning its supply chains, and with Mr. Liew’s assistance, the entire operations of Urmet became significantly competitive in the China markets. Prior to that, Mr. Liew was the General Manager of Aztech Singapore’s plant in China from 2001 through 2005. During 1992 through 2001, he served as the head of QA Operations of the manufacturing facilities of Pheonix Mecano Switzerland in Singapore. Mr. Liew received his diploma in Electrical Engineering from Singapore Polytechnics University in 1974. He also completed the management study programs in: City and Guilds regarding Electrical and Electronics in 1974, Industrial Training Board at MOE Singapore in 1976, Matsushita DENKI Management Development Program in 1978, General Motors Institute in 1983 and Intel University in 1987. Mr. Liew is fluent in English and Chinese.

Mr. Lin Kuan Liang Nicolas, age 25, is currently working as an analyst at Chance Investment Inc., advising Chinese businesses on acquisition and fund- raising projects. During December 2010 through April 2011, he was the legal associate at FM Holdings Limited, where he was actively involved in the company’s restructuring and debt-financing. Prior to that and since June 2010, Mr. Lin worked as the junior associate at Global Fund Investment (UK) Limited in London. Mr. Lin graduated from Queen Mary, University of London with LLB in Law in June 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2013	FIRST SOCIAL NETWORX CORP.

(Registrant)

	By:	/s/ Liew Kwong Yeow
	Name:	Liew Kwong Yeow
	Title:	Chief Executive Officer